Exhibit 99.1

Drone Aviation Appoints David V. Aguilar, Former Deputy Commissioner of U.S. Customs and Border Protection to Board of Directors

- Aguilar Brings to the Company More Than 35 Years of Combined Experience in Federal Law Enforcement and International Security Consulting -

JACKSONVILLE, FL – January 12, 2017 – Drone Aviation Holding Corp. (OTCQX: DRNE) (“Drone Aviation” the “Company” or “DAC”), a leading provider of tethered drones and lighter-than-air aerostats, today announced that former Commissioner of U.S. Customs and Border Protection (the “CBP”), David V. Aguilar, has been appointed to the Company’s Board of Directors.

During a 35-year career at the U.S. Border Patrol and Customs and Border Protection, Mr. Aguilar led our nation’s largest federal law enforcement organization with a workforce of over 60,000 including 43,000 uniformed law enforcement officers. During his tenure as National Chief of the Border Patrol he developed the first US Border Strategy, doubled the size of the Border Patrol, and developed/instituted the Border Patrol’s Infrastructure and Technology Program. Since retiring in February 2013, Aguilar has been a Principal at Global Security and Innovative Strategies (“GSIS”), a leading security consulting and business advisory firm headquartered in Washington, DC. At GSIS, David advises clients on a broad range of national homeland and international security matters including border security and logistics, global trade and commerce, supply chain management and security, risk management, viability assessments, and strategic planning and implementation.

“I am honored to welcome David to serve on our Board, bringing with him unmatched expertise and knowledge on matters of homeland and border security developed through his distinguished career at the CBP. His practical experience combined with his proven leadership and well-established network of global business relationships brings tremendous value to Drone Aviation and will be an important contributor to our efforts to serve the Border Patrol and other critical federal and foreign agencies involved in homeland security and law enforcement,” said Jay Nussbaum, Chairman and CEO of Drone Aviation.

“I have dedicated my career to the defense of our country by protecting our borders and securing our nation’s trade and international travel sector. I believe that Drone Aviation's patented technology, management team and corporate focus will play a key role in helping ensure our security at home as well as our allies for years ahead,” said David Aguilar. “I look forward to working with Jay and the entire team at Drone Aviation to provide law enforcement and those dedicated to our security with communications and monitoring solutions that can assist in their mission to protect the public.”

Mr. Aguilar began his CBP career as a Border Patrol agent in 1978 and became Chief of the U.S. Border Patrol in 2004. He was appointed Deputy Commissioner in April 2010 and served as acting Commissioner from 2011 to March 2013. For his work and his career of service, Commissioner Aguilar received the Presidential Rank Award in 2008, the President’s Meritorious Excellence Award in 2005, the Department of Homeland Security Distinguished Service Medal, the Washington Homeland Security Roundtable Lifetime Achievement Award, and the Institute for Defense and Government Advancement Lifetime Achievement Award. During his tenure, Commissioner Aguilar focused on integrated border management, which includes securing our nation’s border from all threats, while facilitating travel and trade. Following his retirement from the CBP, Mr. Aguilar co-founded GSIS where he focuses on the development of global risk management solutions related to supply chain security, customs compliance, and all issues related to border protection at and between international ports of entry.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQX: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms, including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the adoption of the Company’s drone technology and products; the Company’s role in homeland security; growing demand for drones for military and state and local law enforcement authorities including the U.S. Customs and Border Patrol and expectations regarding future production and sales. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

Investor Relations:

Steve Gersten

813-926-8920

investors@Droneaviationcorp.com